EXHIBIT 10.1

SETTLEMENT AGREEMENT WITH MUTUAL RELEASES

This Settlement Agreement (“Agreement”), made effective this 15th day of December, 2024 (“Effective Date”), is by and between Avenir Wellness Solutions, Inc., f/k/a Cure Pharmaceutical Holding Corp. (“Avenir” or the “Company”), a Delaware corporation maintaining its principal place of business at 5805 Sepulveda Boulevard in Sherman Oaks, California, and Ionic Ventures, LLC (“Ionic”), a California limited liability company maintaining its principal place of business at 3053 Fillmore Street in San Francisco, California. Ionic and Avenir are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, on April 12, 2022, Avenir (then known as Cure Pharmaceutical Holding Corp. (“Cure”)) filed a complaint against Ionic in California state court (the “California Action”);

WHEREAS, Ionic moved to stay the California Action on forum non conveniens grounds, invoking multiple provisions of the controlling contracts requiring the parties thereto to litigate any dispute arising thereunder in New York;

WHEREAS, on September 15, 2022, the California court stayed the California Action and directed the Company to re-file its Complaint in New York within thirty days;

WHEREAS, on October 14, 2022, the Company (then known as Cure) commenced a lawsuit against Ionic captioned Cure Pharmaceutical Holding Corp. v. Ionic Ventures, LLC, Index No. 653827/2022 (the “Action”), in the Supreme Court of the State of New York for New York County (the “Court”);

WHEREAS, Ionic has denied and continues to deny the material allegations asserted against it in the Action and the California Action;

1

WHEREAS, having consulted with their respective counsel, Avenir and Ionic each has independently concluded that it is in their respective best interests to settle and resolve amicably and expeditiously any and all disputes and controversies that have been or could have been raised between them as of the Effective Date;

NOW, THEREFORE, in consideration of the mutual promises exchanged herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Avenir and Ionic hereby wish to express their agreement, which is as follows:

ARTICLE I.

Monetary Terms

1.1 Conversion of Note. Reference is hereby made to (a) that certain Series A Subordinated Convertible Note (“Series A Note”) issued by Avenir (then known as Cure) to Ionic, dated October 30, 2020 with an outstanding principal amount as of the date hereof of $3,468,000, and (b) that certain Series B Subordinated Convertible Note (“Series B Note”) issued by Avenir (then known as Cure) to Ionic, dated October 30, 2020 with an outstanding principal amount as of the date hereof of $8,792,599 (the Series A Note and Series B Note collectively the “Original Notes”). On or prior to the Effective Date, Ionic has delivered the conversion notice attached hereto as Exhibit A (the First Conversion Notice”), electing to convert $449,027.00 of the Series A Note into 4,153,000 shares of Common Stock (as defined in the Original Notes), representing not more than 4.99% of the outstanding Common Stock of Avenir (after giving effect to the transactions contemplated hereby, and calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Concurrently herewith. Ionic has also delivered the conversion notice attached hereto as Exhibit B (the “Second Conversion Notice”, and such conversions with respect to the First Conversion Notice and the Second Conversion Notice, the “Permitted Conversions”), electing to convert $449,027.00 of the Series A Note (such portion of the Original Notes not subject to a Permitted Conversion, the “Remaining Note”) into an additional 4,153,000 shares of Common Stock, representing not more than an additional approximately 4.99% of the outstanding Common Stock of Avenir after giving effect to the transactions contemplated hereby, and calculated in accordance with Rule 13d-3 under the Exchange Act; provided, however, that such Second Conversion Notice shall be held in escrow by the Company until such time as Ionic delivers written notice to the Company that such Second Conversion Notice may be made effective without violating Section 3(d) of the Original Notes. Each of the Parties herby ratifies the terms and conditions of the Original Notes and the Securities Purchase Agreement (as defined in the Original Notes) and agrees to comply with the terms and conditions thereof in connection with the Permitted Conversions. Ionic hereby: (i) agrees that the shares of Common Stock issued as a result of the Permitted Conversions shall be subject to the Leak-Out Agreement, dated October 30, 2020, addressed to the Company’s transfer agent and executed and acknowledged by each of the Parties (the “Leak-Out Agreement”), and (ii) ratifies the terms and conditions of the Leak-Out Agreement and agrees to comply with the terms and conditions thereof with respect to such shares. All shares of Common Stock to be issued pursuant to any Permitted Conversion will be “restricted securities” under Rule 144 of the Securities Act of 1933, as amended (the “1933 Act”) and may be resold or otherwise re-transferred only in compliance therewith and, assuming Ionic is not an affiliate of the Company, such shares of Common Stock will be immediately available to be freely resold by Ionic based upon the legal opinion Ionic receives and in reliance on Rule 144 of the 1933 Act.

2

1.2 Exchange of Remaining Note. Simultaneously with its execution of this Agreement, Avenir shall exchange the Remaining Note for a secured corporate promissory note of the Company (the “New Note”) in the form attached hereto has Exhibit C in the original principal amount of Two Million Eight Hundred Fifty Thousand Dollars ($2,850,000.00) inclusive of the attorneys’ fees Ionic incurred in the Action on or prior to the Effective Date, with principal and accrued interest due and payable in twenty-four (24) months.

1.3 Cleansing of Material Non-Public Information. On or before 9:30 a.m. New York time on the fourth business day after the Effective Date, Avenir shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated hereby in the form required by the Exchange Act, and attaching this Agreement and the form of New Note (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, Avenir shall have disclosed all material non-public information (if any) provided to Ionic by Avenir or any of its subsidiaries or any of its officers, directors, employees or agents in connection with the transactions contemplated hereby. In addition, effective upon the filing of the 8-K Filing, Avenir acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral. between Cure, Avenir, any of its subsidiaries or any of their respective officers. directors, affiliates, employees or agents, on the one hand, and Ionic or any of its affiliates. on the other hand, shall terminate.

1.4 Bridge Loan to Avenir. Separately from the settlement pursuant to this Agreement, Ionic has also agreed to purchase a bridge note from Avenir, as an investment in Avenir, in the amount of One Hundred Twenty Five Thousand Dollars ($125,000.00) on terms equal to or more favorable to Ionic as those reflected in the Bridge Term Sheet attached hereto as Exhibit D, but on terms no less favorable to Ionic than in the Securities Purchase Agreement. It is expressly understood and agreed that the referenced $125,000.00 in such bridge financing shall be released to Avenir upon Avenir’s first closing of such bridge financing with Ionic and/or any other entities in an aggregate amount equal to or exceeding (including such $125,000) Five Hundred Thousand Dollars ($500,000.00).

3

ARTICLE II.

Acknowledgment of Ionic’s Compliant Conduct

2.1 Ionic’s Conduct Compliant With Deal Documents. As a material inducement for Ionic to enter into this Agreement, Avenir acknowledges that, contrary to the allegations asserted against Ionic in the Action, at all relevant times Avenir’s acts and omissions were in all material respects consistent and compliant with the operative agreements executed in connection with the transactions giving rise to the Action.

ARTICLE III.

Mutual Releases

3.1 Avenir’s Release of Ionic. Except for Ionic’s obligations pursuant to this Agreement and the documents attached hereto as Exhibits A-D, Avenir, along with any and all of Avenir and Cure’s corporate parents, subsidiaries and affiliated or successor entities, along with its and their former and current partners, members, principals, directors, officers, shareholders, employees, agents, attorneys, contractors, representatives, predecessors, successors, assigns, heirs, executors and administrators, hereby release and discharge Ionic and all of its corporate parents, subsidiaries and affiliated or successor entities, along with its and their former and current partners, members, principals, directors, officers, shareholders, employees, agents, attorneys, contractors, representatives, predecessors, successors, assigns, heirs, executors and administrators, from liability on and for all claims, demands, causes of action, damages, costs, expenses, accounts, contracts, agreements (including, without limitation, claims arising out of the Securities Purchase Agreement (as defined in the Original Notes) and the Forbearance Agreement between the Parties dated January 5, 2022), promises, compensation and all other liabilities of any kind or nature whatsoever, known or unknown, accruing as of the Effective Date.

4

3.2 Ionic’s Release of Avenir. Except for Avenir’s obligations pursuant to this Agreement and the documents attached hereto as Exhibits A-D, Ionic, along with any and all of its corporate parents, subsidiaries and affiliated or successor entities, along with its and their former and current partners, members, principals, directors, officers, shareholders, employees, agents, attorneys, contractors, representatives, predecessors, successors, assigns, heirs, executors and administrators, hereby release and discharge Avenir, and all of its corporate parents, subsidiaries and affiliated or successor entities, along with its and their former and current partners, members, principals, directors, officers, shareholders, employees, agents, attorneys, contractors, representatives, predecessors, successors, assigns, heirs, executors and administrators, from liability on and for all claims, demands, causes of action, damages, costs, expenses, accounts, contracts, agreements (including, without limitation, claims arising out of the Securities Purchase Agreement (as defined in the Original Notes) and the Forbearance Agreement between the Parties dated January 5, 2022), promises, compensation and all other liabilities of any kind or nature whatsoever, known or unknown, accruing as of the Effective Date. In order to avoid any doubt, the releases and discharges set forth in this Section 3.2 and in Section 3.1 above apply to all such parties’ respective attorneys’ fees and expenses incurred in connection with the California Action and/or the Action that have been incurred prior to the Effective Date (and not with respect to any fees and expenses after the Effective Date related to this Agreement, the New Note or any other note issued by the Company or loan provided by Ionic to the Company from time to time, and/or any other agreement with respect thereto).

3.3 Release of Unknown Claims. With respect to the releases provided in this Article III, Avenir and Ionic each waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code and all other similar rules, statutes, regulations and legal principles of any applicable jurisdiction. Section 1542 of the California Civil Code provides that:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Each Party understands that the facts in respect of which it has granted a release pursuant to this Agreement may hereafter turn out to be other than or different from the facts now known or believed by each Party to be true. Each Party hereby accepts and assumes the risk of the facts turning out to be different and agrees that this Agreement shall be and remain in all respects effective and not subject to termination or rescission for any reason, including, but not limited to, any such difference in facts. The Parties acknowledge that the provisions of this Section 3.3 were separately negotiated for and constitute key elements of this Agreement.

3.4 No Assignments. Avenir and Ionic each represents that, as of the Effective Date, it has not assigned to any person any of the claims encompassed by the releases set forth in this Article III.

3.5 No Other Actions. Avenir and Ionic each represents that other than the Action, as of the Effective Date, it has not commenced or caused to be commenced, or participated, aided or cooperated in the commencement of, any action, charge, complaint or proceeding of any kind (on its behalf and/or on behalf of any other person) that is presently pending in any court or before any administrative, regulatory or investigative body or agency (whether public, quasi-public or private) against or relating in any way to the other Party.

5

ARTICLE IV.

Dismissal of the Action

4.1 Stipulation of Discontinuance. Simultaneously with the Parties’ execution of this Agreement, counsel for Avenir and Ionic shall execute a Stipulation of Discontinuance with Prejudice (the “Stipulation of Discontinuance”) in the form attached hereto as Exhibit E.

4.2 Filing of Stipulation of Discontinuance. Within ten business days of the Effective Date and provided that all terms of Article I have been fully satisfied, counsel for Ionic shall file the executed Stipulation of Discontinuance with the Court on behalf of the Parties and promptly forward an as-filed copy of same to counsel for Avenir.

4.3 Notice to Court. On the Effective Date, counsel for Ionic shall advise the Court in writing that the Parties have reached an agreement to resolve this matter amicably.

ARTICLE V.

Miscellaneous

5.1 Entire Agreement. This Agreement sets forth the entire agreement between the Parties with respect to the subject matter hereof. Except as otherwise expressly stated herein, it supersedes any and all prior agreements relating thereto. There are no other understandings or agreements between or among the Parties with respect to the subject matter hereof except as otherwise set forth herein.

5.2 No Oral Modification. No condition or provision of this Agreement may be modified, waived or revised in any way except in a writing executed by the Parties and referring specifically to this Agreement.

6

5.3 Governing Law. This Agreement and its interpretation and performance shall be governed by the laws of the State of California without giving effect to the conflict of law rules of that or any other State.

5.4 Venue. For purposes of litigating any dispute arising under or relating to the construction, enforcement or performance of this Agreement, the Parties hereby submit and consent to the exclusive jurisdiction of the state or federal court of competent jurisdiction located within the County of New York in the State of New York.

5.5 Partial Invalidity. In the event any provision of this Agreement is held to be contrary to or invalid under the laws of any country, state, municipality or other jurisdiction, such illegality or invalidity shall not affect in any way any of the other provisions hereof, all of which shall continue in full force and effect.

5.6 Signatures. This Agreement may be executed simultaneously or in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. The Parties agree that signatures by facsimile or PDF shall be deemed original signatures.

5.7 Construction and Enforcement. The terms of this Agreement are the product of negotiations between the Parties through their respective counsel, and the Parties agree that those terms shall be construed without regard to any presumption or other rule requiring construction against the Party causing this Agreement to be drafted.

5.8 No Admissions. The Parties’ execution of this Agreement or any of the individual terms thereof shall not be construed or otherwise deemed to be an admission or acknowledgement by either Party of any wrongful or improper act or conduct, nor of any liability to any other Party. This Agreement shall not be taken or used, or be deemed admissible evidence, in any action or proceeding except to enforce the terms of this Agreement.

7

5.9 Notices. All notices, requests, demands or other communications required or contemplated hereunder or relating hereto shall be in writing and forwarded by hand delivery, by regular first class mail, or by overnight delivery and shall be deemed effective upon the earlier of (a) receipt, and (b) if sent by regular first class mail, three business days from the date of mailing and if sent overnight delivery with evidence of such mailing, on the next business day:

a.	If to Avenir:

Avenir Wellness Solutions, Inc.

5805 Sepulveda Boulevard, Suite 801

Sherman Oaks, California 91411

Attention: Nancy Duitch and Joel Bennett

with a copy (which shall not constitute notice) to:

Ross Carmel, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st floor

New York, New York 10036

b.	If to Ionic:

Ionic Ventures, LLC

3053 Fillmore Street, Suite 256

San Francisco, California 91203

Attention: Brendan T. O’Neil

with a copy (which shall not constitute notice) to:

William S. Gyves, Esq.

Kelley Drye & Warren LLP

3 World Trade Center

175 Greenwich Street

New York, New York 10007

8

5.10 Non-Disparagement. Neither Party shall make or cause to be made any malicious, disparaging, defamatory, libelous, slanderous or other false or negative remarks about the other or the transactions that were the subject of the Action.

5.11 Public Disclosure. The substance of any public disclosure made by or on behalf of either Avenir or Ionic regarding the settlement reflected in this Agreement, including any press releases or reports filed with the United States Securities and Exchange Commission (but excluding those statements made confidentially to their respective attorneys and auditors, or disclosures compelled by a subpoena, court order or other valid legal process), shall be confined to and consistent in all material respects with the mutually agreed upon joint statement attached hereto as Exhibit F.

5.12 No Assignment. Neither Party hereto may assign this Agreement in whole or in part or delegate any of its obligations hereunder without the prior written consent of the other Party. Any purported assignment or delegation in violation of the foregoing shall be void ab initio.

5.13 No Third-Party Beneficiaries. Except as otherwise expressly provided for herein, this Agreement is not intended to provide, nor shall it be construed to provide, for the creation of any interests or rights in any third party, including without limitation any entity in which Avenir or Ionic holds a direct or indirect interest, with respect to or in connection with any terms or provisions contained herein or contemplated hereby. Except as otherwise expressly provided for in this Agreement, no third party shall have any right to enforce any provision of this Agreement.

9

5.14 Captions. The captions set forth in this Agreement are intended solely for the Parties’ convenience and ease of reference and are not intended to modify, limit, describe or affect in any way the scope, content or intent of this Agreement.

5.15 Authorization. Avenir and Ionic each represents that its representative identified below is fully authorized to execute this Agreement on its behalf.

5.16 Corporate Approvals. Avenir and Ionic each represents that any and all necessary corporate and legal actions to approve the making and execution of this Agreement have been taken and that no further action is required and that the making and execution of this Agreement does not violate any provision of law or its articles of incorporation, bylaws or any other charter documents.

5.17 No Duress. The Parties acknowledge and agree that they have entered into this Agreement and have executed it without duress or coercion, and have done so with the full advice of counsel. Each Party further acknowledges and agrees that no other party has made any representations, warranties, promises, or agreements not set forth herein and neither Party relies in any way on any representation, warranty, statement of fact or opinion, understanding, disclosure or non-disclosure not set forth herein in entering into this Agreement and executing it, and that neither Party has been induced in any way, except for the consideration, representations, warranties, statements and covenants recited herein, to enter into this Agreement.

5.18 No Waiver. The failure of either Party to exercise and/or delay in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise of any other power or right hereunder. Further, the waiver by either Party of any right or remedy hereunder on any occasion shall not be construed as a waiver of any such right or remedy on any future occasion.

10

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date written above.

AVENIR WELLNESS SOLUTIONS, INC., f/k/a CURE PHARMACEUTICAL HOLDING CORP.,		Date: December 15, 2024

By:	/s/ Joel Bennett
Name: Joel Bennett Title: Chief Financial Officer

IONIC VENTURES, LLC		Date: December 15, 2024

By:	/s/ Brendan T. O’Neil
Name: Brendan T. O’Neil Title: Manager

11

INDEX TO EXHIBITS

Exhibit	Document
A	First Conversion Notice
B	Second Conversion Notice
C	New Note
D	Bridge Term Sheet
E	Stipulation of Discontinuance
F	Joint Statement

12

AVENIR WELLNESS SOLUTIONS, INC.

CONVERSION NOTICE

Reference is made to the Series A Subordinated Convertible Note (the “Note”) issued to the undersigned by Avenir Wellness Solutions, Inc., a Delaware corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:	December 13, 2024

Aggregate Principal to be converted:	$449,027.00

Aggregate Make-Whole Amount to be converted (or paid in cash):	$404,124.30

Aggregate accrued and unpaid Interest and accrued and unpaid Late Charges with respect to such portion of such Aggregate Principal, such Aggregate Make-Whole Amount and such Aggregate Interest to be converted

n/a

Aggregate Conversion Amount to be Converted (excluding Make-Whole Amount):	$449,027.00

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED (OR PAID IN CASH):	$853,151.30

Please confirm the following information:

Conversion Price:	$1.32

Number of shares of Common Stock to be issued (excluding the Make-Whole Amount):	340,172

Market Price:	$0.106

Number of shares of Common Stock to be issued in the Make-Whole Share Settlement with respect to this Conversion Notice (if any):	3,812,828

AGGREGATE NUMBER OF SHARES OF COMMON STOCK TO BE ISSUED (the “Shares”):	4,153,000

13

This Conversion Notice has been delivered with respect to the Company’s prior Standing Make- Whole Election* of (check as applicable):

☒	Make-Whole Share Settlement

☐	Make-Whole Cash Settlement

*As described in Section 3(f) of the Note, subject to update with ten (10) Trading Days’ prior written notice (if such update is permitted by the terms of Section 3(f)).

Wire Instructions for delivery of Make-Whole Cash Settlement (if different from wire instructions previously delivered to the Company):

_________________________________________

_________________________________________

_________________________________________

_________________________________________

☐ If this Conversion Notice is being delivered with respect to an Alternate Conversion, check here if Holder is electing to use the following Alternate Conversion Price: _______

Please issue the Common Stock into which the Note is being converted to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

14

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:	Curvature Securities, LLC

DTC Number:	3450

Account Number:	IONIC03053

Date: December 13, 2024

Ionic Ventures LLC

Name of Registered Holder

By:
Name: Brendan O'Neil Title: Authorized Signatory

Tax ID: 66-0889836 Facsimile: n/a

E-mail Address: Keith@ionicventures.com; Brendan@ionicventures.com; Sean@ionicventures.com

15

ACKNOWLEDGMENT

The Company hereby (a) acknowledges this Conversion Notice, (b) certifies that the above indicated number of shares of Common Stock are eligible to be resold by the Holder either (i) pursuant to Rule 144 (subject to the Holder’s execution and delivery to the Company of a customary 144 representation letter) or (ii) an effective and available registration statement and (c) hereby directs its transfer agent to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated October 30, 2020.

AVENIR WELLNESS SOLUTIONS, INC.

By:
Name: Joel Bennett
Title: Chief Financial Officer

16

EXHIBIT I

AVENIR WELLNESS SOLUTIONS, INC.,

F/K/A CURE PHARMACEUTICAL HOLDING CORP.

CONVERSION NOTICE

Reference is made to the Series A Subordinated Convertible Note (the “Note”) issued to the undersigned by Avenir Wellness Solutions, Inc. f/k/a CURE Pharmaceutical Holding Corp., a Delaware corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:	January 7, 2025

Aggregate Principal to be converted:	$449,027.00

Aggregate Make-Whole Amount to be converted (or paid in cash):	$404,124.30

Aggregate accrued and unpaid Interest and accrued and unpaid Late Charges with respect to such portion of such Aggregate Principal, such Aggregate Make-Whole Amount and such Aggregate Interest to be converted

n/a

Aggregate Conversion Amount to be Converted (excluding Make-Whole Amount):	$449,027.00

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED (OR PAID IN CASH):	$853,151.30

Please confirm the following information:

Conversion Price:	$1.32

Number of shares of Common Stock to be issued (excluding the Make-Whole Amount):	340,172

Market Price:	$0.106

Number of shares of Common Stock to be issued in the Make-Whole Share Settlement with respect to this Conversion Notice (if any):	3,812,828

AGGREGATE NUMBER OF SHARES OF COMMON STOCK TO BE ISSUED (the “Shares”):	4,153,000

17

This Conversion Notice has been delivered with respect to the Company’s prior Standing Make- Whole Election* of (check as applicable):

☒	Make-Whole Share Settlement

☐	Make-Whole Cash Settlement

*As described in Section 3(f) of the Note, subject to update with ten (10) Trading Day prior written notice (if such update is permitted by the terms of Section 3(f)).

Wire Instructions for delivery of Make-Whole Cash Settlement (if different from wire instructions previously delivered to the Company):

_________________________________________

_________________________________________

_________________________________________

_________________________________________

☐ If this Conversion Notice is being delivered with respect to an Alternate Conversion, check here if Holder is electing to use the following Alternate Conversion Price: _________

Please issue the Common Stock into which the Note is being converted to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

18

☒	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:	Curvature Securities, LLC

DTC Number:	3450

Account Number:	IONIC03053

Date: December 09 , 2024

Ionic Ventures LLC

Name of Registered Holder

By:
Name: Brendan O'Neil Title: Authorized Signatory

Tax ID: 66-0889836 Facsimile: n/a

E-mail Address: Keith@ionicventures.com; Brendan@ionicventures.com; Sean@ionicventures.com

19

Exhibit II

ACKNOWLEDGMENT

The Company hereby (a) acknowledges this Conversion Notice, (b) certifies that the above indicated number of shares of Common Stock are eligible to be resold by the Holder either (i) pursuant to Rule 144 (subject to the Holder’s execution and delivery to the Company of a customary 144 representation letter) or (ii) an effective and available registration statement and (c) hereby directs its transfer agent to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated October 30, 2020.

AVENIR WELLNESS SOLUTIONS, INC., F/K/A CURE PHARMACEUTICAL HOLDING CORP.

By:
Name:
Title:

20

THE ISSUANCE AND SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 14 AND 15(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 9 OF THIS NOTE.

AVENIR WELLNESS SOLUTIONS, INC.,
F/K/A CURE PHARMACEUTICAL HOLDING CORP.

SENIOR SECURED NOTE

Issuance Date: December 15, 2024	Original Principal Amount: U.S. $2,850,000

FOR VALUE RECEIVED, Avenir Wellness Solutions, Inc., f/k/a Cure Pharmaceutical Holding Corp., a Delaware corporation (the “Company”), hereby promises to pay to the order of IONIC VENTURES LLC or its registered assigns (“Holder”) the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set forth above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date, or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Note (including all Senior Secured Notes issued in exchange, transfer or replacement hereof, this “Note”) was issued pursuant to the Settlement Agreement with Mutual Releases, dated as of December 15, 2024 (the “Settlement Date”, and such agreement, the “Settlement Agreement”), by and between the Company and the initial Holder, as amended from time to time. Certain capitalized terms used herein are defined in Section 28.

1. PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as defined in Section 21(c)) on such Principal and Interest. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, Make-Whole Amount, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal, Make-Whole Amount and Interest, if any.

21

2. INTEREST; INTEREST RATE.

(a) Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears on the Maturity Date or otherwise in accordance with the terms of this Note. Interest shall be paid on the Maturity Date in cash.

(b) Prior to the payment of Interest on the Maturity Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Outstanding Amount upon any redemption in accordance with Section 9 or any required payment upon any Bankruptcy Event of Default. From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to fifteen percent (15.0%) per annum (the “Default Rate”). In the event that such Event of Default is subsequently cured (and no other Event of Default then exists, including, without limitation, for the Company’s failure to pay such Interest at the Default Rate on the Maturity Date), the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

3. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default” and each of the events in clauses (iv), (v) and (vi) shall constitute a “Bankruptcy Event of Default”:

(i) the Company’s or any Subsidiary’s failure to pay to the Holder any amount of Principal, Make-Whole Amount, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s or any Subsidiary’s failure to pay any redemption payments or amounts hereunder) or any other Settlement Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest, Make-Whole Amount and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least two (2) Business Days;

(ii) the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder under the Settlement Agreement as and when required by the Settlement Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) Business Days;

(iii) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $250,000 of Indebtedness of the Company or any of its Subsidiaries;

22

(iv) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(v) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it; or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property; or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding; or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(vi) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(vii) a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

23

(viii) the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $250,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(ix) other than as specifically set forth in another clause of this Section 3(a), the Company or any Subsidiary breaches any representation or warranty, in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Settlement Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) consecutive Business Days;

(x) a false or inaccurate certification by the Company as to whether any Event of Default has occurred;

(xi) any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of Section 11 of this Note;

(xii) any Material Adverse Effect occurs;

(xiii) any Change of Control occurs;

(xiv) any provision of any Settlement Document (including, without limitation, the Security Documents and the Guaranties) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Settlement Document (including, without limitation, the Security Documents and the Guaranties); or

24

(xv) any Security Document shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral (as defined in the Security Documents) in favor of the Collateral Agent (as defined in the Security Agreement) or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof.

(b) Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default with respect to this Note, the Company shall within one (1) Business Day deliver written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 3(b) shall be redeemed by the Company at a price in cash equal to the product of (A) the Outstanding Amount to be redeemed multiplied by (B) the Redemption Premium (the “Event of Default Redemption Price”). Redemptions required by this Section 3(b) shall be made in accordance with the provisions of Section 9. To the extent redemptions required by this Section 3(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. In the event of the Company’s redemption of any portion of this Note under this Section 3(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 3(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.

(c) Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing (i) all outstanding Principal, Make-Whole Amount, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal, Make-Whole Amount and Interest, multiplied by (ii) the Redemption Premium, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity, provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

25

4. RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Settlement Documents in accordance with the provisions of this Section 4(a) pursuant to written agreements in form and substance satisfactory to the holder of a majority of the Notes then outstanding (the “Required Holders”) and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar ranking and security to the Notes, and otherwise reasonably satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Settlement Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Settlement Documents with the same effect as if such Successor Entity had been named as the Company herein. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions.

5. REDEMPTIONS AT THE COMPANY’S ELECTION. At any time, the Company shall have the right to redeem all, or any portion, of the Outstanding Amount then remaining under this Note (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”). The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to the Outstanding Amount being redeemed as of the Company Optional Redemption Date. The Company may exercise its right to require redemption under this Section 5 by delivering a written notice thereof by facsimile or electronic mail and overnight courier to all, but not less than all, of the holders of Notes (the “Company Optional Redemption Notice” and the date all of the holders of Notes received such notice is referred to as the “Company Optional Redemption Notice Date”). The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than five (5) Business Days nor more than twenty (20) Business Days following the Company Optional Redemption Notice Date, any (y) state the aggregate Outstanding Amount of the Notes which is being redeemed in such Company Optional Redemption from the Holder and all of the other holders of the Notes pursuant to this Section 5 on the Company Optional Redemption Date. Redemptions made pursuant to this Section 5 shall be made in accordance with Section 9. In the event of the Company’s redemption of any portion of this Note under this Section 5, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty For the avoidance of doubt, the Company may effect a Company Optional Redemption if any Event of Default has occurred and continuing but only at the Event of Default Redemption Price (in lieu of the Company Optional Redemption Price.

26

6. SUBSEQUENT PLACEMENT OPTIONAL REDEMPTION

(a) General. At any time from and after the earlier of (x) the date the Holder becomes aware of the occurrence of a Subsequent Placement (the “Holder Subsequent Placement Notice Date”) and (y) the time of consummation of a Subsequent Placement (in each case, other than with respect to Excluded Securities) (each, an “Eligible Subsequent Placement”), the Holder shall have the right, in its sole discretion, to require that the Company redeem (each an “Subsequent Placement Optional Redemption”) all, or any portion, of the Outstanding Amount under this Note not in excess of 50% of the net cash proceeds of such Eligible Subsequent Placement (the “Eligible Subsequent Placement Optional Redemption Amount”) by delivering written notice thereof (an “Subsequent Placement Optional Redemption Notice”) to the Company. Notwithstanding the foregoing, upon the written request of the Holder, the Company shall permit the Holder to participate in such Subsequent Placement and the Company shall apply all, or any part, as set forth in such written request, of any amounts that would otherwise be payable to the Holder in such Subsequent Placement Optional Redemption, on a dollar-for-dollar basis, against the purchase price of the securities to be purchased by the Holder in such Eligible Subsequent Placement (which, for the avoidance of doubt, shall not be less than securities with a purchase price equal to the portion of the Subsequent Placement Optional Redemption Amount the Holder elects to apply against thereto).

(b) Mechanics. Each Subsequent Placement Optional Redemption Notice shall indicate that all, or such applicable portion, as set forth in the applicable Subsequent Placement Optional Redemption Notice, of the Eligible Subsequent Placement Optional Redemption Amount the Holder is electing to have redeemed (the “Subsequent Placement Optional Redemption Amount”) and the date of such Subsequent Placement Optional Redemption (the “Subsequent Placement Optional Redemption Date”), which shall be the later of (x) the fifth (5th) Business Day after the date of the applicable Subsequent Placement Optional Redemption Notice and (y) the date of the consummation of such Eligible Subsequent Placement. The portion of the Outstanding Amount of this Note subject to redemption pursuant to this Section 6 shall be redeemed by the Company in cash at a price equal to the Subsequent Placement Optional Redemption Amount being redeemed as of the Subsequent Placement Optional Redemption Date (the “Subsequent Placement Optional Redemption Price”). Redemptions required by this Section 6 shall be made in accordance with the provisions of Section 9.

7. ASSET SALE OPTIONAL REDEMPTION

(a) General. At any time from and after the earlier of (x) the date the Holder becomes aware of the occurrence of an Asset Sale (including any insurance and condemnation proceeds thereof) (the “Holder Asset Sale Notice Date”) and (y) the time of consummation of an Asset Sale (other than sales of inventory and product in the ordinary course of business) (each, an “Eligible Asset Sale”), the Holder shall have the right, in its sole discretion, to require that the Company redeem (each an “Asset Sale Optional Redemption”) all, or any portion, of the Outstanding Amount under this Note not in excess of 50% of the (including any insurance and condemnation proceeds with respect thereto) net cash proceeds to the Company of such Eligible Asset Sale (the “Eligible Asset Sale Optional Redemption Amount”) by delivering written notice thereof (an “Asset Sale Optional Redemption Notice”) to the Company.

27

(b) Mechanics. Each Asset Sale Optional Redemption Notice shall indicate that all, or such applicable portion, as set forth in the applicable Asset Sale Optional Redemption Notice, of the Eligible Asset Sale Optional Redemption Amount the Holder is electing to have redeemed (the “Asset Sale Optional Redemption Amount”) and the date of such Asset Sale Optional Redemption (the “Asset Sale Optional Redemption Date”), which shall be the later of (x) the fifth (5th) Business Day after the date of the applicable Asset Sale Optional Redemption Notice and (y) the date of the consummation of such Eligible Asset Sale. The portion of the Outstanding Amount of this Note subject to redemption pursuant to this Section 7 shall be redeemed by the Company in cash at a price equal to the Asset Sale Optional Redemption Amount being redeemed as of the Asset Sale Optional Redemption Date (the “Asset Sale Optional Redemption Price”). Redemptions required by this Section 7 shall be made in accordance with the provisions of Section 9.

8. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

9. REDEMPTIONS. The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. The Company shall deliver the applicable Company Optional Redemption Price to the Holder in cash on the applicable Company Optional Redemption Date. The Company shall deliver the applicable Asset Sale Optional Redemption Price to the Holder in cash on the applicable Asset Sale Optional Redemption Date. The Company shall deliver the applicable Subsequent Placement Optional Redemption Price to the Holder in cash on the applicable Subsequent Placement Optional Redemption Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time the Holder is entitled to receive a cash payment under any of the other Settlement Documents, at the option of the Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to the Holder under such other Settlement Document and, upon payment in full in accordance herewith, shall satisfy the Company’s payment obligation under such other Settlement Document. In the event of a redemption of less than all of the Outstanding Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 15(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Outstanding Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Outstanding Amount, and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 15(d)), to the Holder, and in each case the principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 9, if applicable) minus (2) the Principal portion of the Outstanding Amount submitted for redemption. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Outstanding Amount subject to such notice.

28

10. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.

11. COVENANTS. Until all of the Notes have been redeemed or otherwise satisfied in accordance with their terms:

(a) Rank. All payments due under this Note (a) shall rank pari passu with the Indebtedness described on Schedule 11(a) attached hereto (the “Existing Secured Note”)and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries and (c) will be secured by a first priority perfected security interest in all of the existing and future assets of the Company and its direct and indirect Subsidiaries, including a pledge of all of the capital stock of each of the Subsidiaries, as evidenced by (i) a security agreement in the form attached hereto as Exhibit A (the “Security Agreement”), and the other security documents and agreements entered into in connection with this Note and each of such other documents and agreements, as each may be amended or modified from time to time, collectively, the “Security Documents”), and (ii) a guaranty executed by each Subsidiary of the Company, in the form attached hereto as Exhibit B (collectively, the “Guaranties”) pursuant to which each of them guarantees the obligations of the Company under the Settlement Documents.

(b) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note and the Existing Secured Notes and (ii) other Permitted Indebtedness).

(c) Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d) Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than this Note) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

29

(e) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock.

(f) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions (each, an “Asset Sale”), other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice, (ii) sales of inventory and product in the ordinary course of business and (iii) any Asset Sale in which the Company (x) deposits 50% of the gross proceeds either into a restricted account subject to a deposit account control agreement with the Collateral Agent with payments made therefrom in accordance with Section 7 above or (y) pays such amounts to the Holder within two (2) Business Days of the time of consummation of such Asset Sale.

(g) Maturity of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of its Subsidiaries except Permitted Indebtedness set forth on Schedule 11(g) attached hereto to mature or accelerate prior to the Maturity Date.

(h) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Settlement Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(i) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to do so would not have a Material Adverse Effect.

(j) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

30

(k) Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action reasonably necessary or advisable to maintain all of the Intellectual Property Rights of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(l) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(m) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except transactions in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

(n) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Settlement Agreement and the Notes) or (ii) issue any other securities that would cause a breach or default under the Notes.

(o) New Subsidiaries. Simultaneously with the acquisition or formation of each New Subsidiary, the Company shall cause such New Subsidiary to execute, and deliver to each holder of Notes, all Security Documents and Guaranties as requested by the Collateral Agent or the Required Holders, as applicable. The Company shall also deliver to the Collateral Agent an opinion of counsel to such New Subsidiary that is reasonably satisfactory to the Collateral Agent and the Required Holders covering such legal matters with respect to such New Subsidiary becoming a guarantor of the Company’s obligations, executing and delivering the Security Document and the Guaranties and any other matters that the Collateral Agent or the Required Holders may reasonably request. The Company shall deliver, or cause the applicable Subsidiary to deliver to the Collateral Agent, each of the physical stock certificates of such New Subsidiary, along with undated stock powers for each such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence reasonably satisfactory to the Collateral Agent and the Required Holders that the security interest in such uncertificated securities has been transferred to and perfected by the Collateral Agent, in accordance with Sections 8-313, 8-321 and 9-115 of the Uniform Commercial Code or any other similar or local or foreign law that may be applicable).

31

(p) Change in Collateral; Collateral Records. The Company shall (i) give the Collateral Agent not less than thirty (30) days’ prior written notice of any change in the location of any Collateral (as defined in the Security Documents), other than to locations set forth in Schedule 11(p) attached hereto and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Holder from time to time, solely for the Collateral Agent’s convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent or any Holder may reasonably require, designating, identifying or describing the Collateral.

(q) Independent Investigation. At the request of the Holder either (x) at any time when an Event of Default has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute an Event of Default or (z) at any time the Holder reasonably believes an Event of Default may have occurred or be continuing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by the Holder to investigate as to whether any breach of this Note has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of this Note has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each holder of a Note of such breach. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its legal advisors and accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

12. SECURITY. This Note is secured to the extent and in the manner set forth in the Settlement Documents (including, without limitation, the Security Agreement, the other Security Documents and the Guaranties).

13. AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Holder shall be required for any change, waiver or amendment to this Note.

32

14. TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company (other than to a competitor of the Company), subject only to the provisions of Section 2(g) of the Settlement Agreement.

15. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 15(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 15(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, following redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 15(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 15(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 15(a) or Section 15(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal, Make-Whole Amount and Interest of this Note, from the Issuance Date.

33

16. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Settlement Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, redemptions and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

17. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

18. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Settlement Documents, shall have the meanings ascribed to such terms on the Settlement Date in such other Settlement Documents unless otherwise consented to in writing by the Holder.

34

19. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

20. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a fair market value or the arithmetic calculation of the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such fair market value, or the arithmetic calculation of such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 20 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

35

(b) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 20 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the Delaware Rapid Arbitration Act, (ii) the terms of this Note and each other applicable Settlement Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Note and any other applicable Settlement Documents, (iii) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 20 to any state or federal court sitting in Wilmington, Delaware in lieu of utilizing the procedures set forth in this Section 20 and (iv) nothing in this Section 20 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 20).

21. NOTICES; CURRENCY; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Settlement Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

(b) Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the Settlement Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Settlement Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at a rate of fifteen (15) percent per annum until the same is paid in full (“Late Charge”).

36

22. CANCELLATION. After all Principal, Make-Whole Amount, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

23. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Settlement Agreement.

24. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Except as otherwise required by Section 20 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 20. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

25. JUDGMENT CURRENCY.

(a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 25 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding:

37

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of Delaware or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 25(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 25(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

26. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

27. MAXIMUM PAYMENTS. Without limiting Section 9(d) of the Settlement Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

28. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

38

(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(c) “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the Settlement Date pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer, consultants or director for services provided to the Company in their capacity as such.

(d) “Bridge Notes” means any one of more of the $1,500,000 original principal amount two-year Senior Subordinated Notes issued by the Company to purchasers thereof at or around the Settlement Date.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non- essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(f) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(g) “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(h) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

39

(i) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(j) “Current Subsidiary” means any Person in which the Company on the Settlement Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries”.

(k) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market.

(l) “Excluded Securities” means (i) shares of Common Stock or options to purchase Common Stock issued to directors, officers, consultants or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the Settlement Date pursuant to this clause (i) do not, in the aggregate, exceed more than 5% of the Common Stock issued and outstanding immediately prior to the Settlement Date and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Settlement Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers or (iii) up to an aggregate of $1,500,000 original principal amount of Bridge Notes and not more than 1,500,000 shares of Common Stock to be issued in connection therewith.

40

(m) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin- off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Note calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(n) “GAAP” means United States generally accepted accounting principles, consistently applied.

41

(o) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(p) “Indebtedness” means of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with United States generally accepted accounting principles consistently applied for the periods covered thereby (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with United States generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

(q) “Intellectual Property Rights” means, with respect to the Company and its Subsidiaries, all of their rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor.

(r) “Interest Rate” means, as applicable, (x) during the period commencing on the date hereof through, but not including, the first anniversary of the date hereof ten percent (10%) per annum, or (y) during the period commencing on the first anniversary of the date hereof through, but not including, the second anniversary of the date hereof eleven percent (11%) per annum, as may be adjusted from time to time in accordance with Section 2.

(s) “Make-Whole Amount” means, as of any given date in connection with any redemption or other repayment hereunder, an amount equal to the amount of additional Interest that would accrue under this Note at an interest rate of eleven percent (11%) per annum assuming for calculation purposes that the outstanding Principal of this Note as of such given date remained outstanding through and including six months after such given date) at an interest rate of eleven percent (11%) per annum (or, if an Event of Default exists on such given date, at the Default Rate).

42

(t) “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby or on the other Settlement Documents (as defined below), or by the agreements and instruments to be entered into in connection therewith or on the authority or ability of the Company to perform its obligations under the Settlement Documents.

(u) “Maturity Date” shall mean ☑1; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or an Event of Default Redemption Notice is delivered prior to the Maturity Date.

(v) “New Subsidiary” means, as of any date of determination, any Person in which the Company after the Settlement Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries”.

(w) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(x) “Outstanding Amount” means the sum of (A) the portion of the Principal to be redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal, (C) the Make-Whole Amount , if any, (D) accrued and unpaid Late Charges with respect to such Principal, Make-Whole Amount and Interest.

(y) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(z) “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Existing Secured Notes, (ii) Indebtedness set forth on Schedule 3(s) to the Settlement Agreement, as in effect as of the Settlement Date and (iii) Indebtedness secured by Permitted Liens or unsecured but as described in clauses (iv) and (v) of the definition of Permitted Liens.

43

(aa) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, in either case, with respect to Indebtedness in an aggregate amount not to exceed $250,000, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 3(a)(vii) and (viii) Liens with respect to this Note and the Existing Secured Notes.

(bb) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(cc) “Redemption Notices” means, collectively, the Event of Default Redemption Notices, the Asset Sale Optional Redemption Notices, the Subsequent Placement Optional Redemption Notices and the Company Optional Redemption Notices and each of the foregoing, individually, a “Redemption Notice.”

(dd) “Redemption Premium” means 125%.

(ee) “Redemption Prices” means, collectively, Event of Default Redemption Prices, the Asset Sale Optional Redemption Prices, the Subsequent Placement Optional Redemption Prices and the Company Optional Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

(ff) “Settlement Agreement” means that certain securities purchase agreement, dated as of the Settlement Date, by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes, as may be amended from time to time.

(gg) “Settlement Date” means December 15, 2024.

(hh) “Settlement Documents” means the Notes, the Settlement Agreement, the Security Agreement and the Guaranties.

(ii) “Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

44

(jj) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(kk) “Subsequent Placement” means any direct or indirect issuance, offer, sale, grant of any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) by the Company and/or any of its Subsidiaries of any equity security and/or any equity-linked and/or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any Options, any debt, any preferred stock and/or any purchase rights (other than, in each case, Excluded Securities) for gross cash proceeds to the Company and/or its Subsidiaries of not less than $1,000,000 or series of transactions aggregating $1,000,000 or more.

(ll) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

29. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 29 shall limit any obligations of the Company, or any rights of the Holder, under the Settlement Agreement.

30. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

[signature page follows]

45

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

AVENIR WELLNESS SOLUTIONS, INC., F/K/A CURE PHARMACEUTICAL HOLDING CORP.

By:
Name: Joel Bennett Title: Chief Financial Officer

46

SCHEDULE 11(a) – Existing Secured Note

1)	Amended And Restated Senior Secured Promissory Note And Security Agreement dated December 11, 2024 issued to Nancy Duitch.

47

SCHEDULE 11(g) – Permitted Indebtedness

1)	Amended And Restated Senior Secured Promissory Note dated December 11, 2024 issued to Nancy Duitch;
2)	Bridge Financing (pending) – Senior Subordinated Notes in the principal amount of up to $1,500,000 to be issued as provided for in the Note;
3)	Bridge Note dated June 28, 2024 issued to 1800 Diagonal Lending LLC (Note 1);
4)	Bridge Note dated June 28, 2024 issued to 1800 Diagonal Lending LLC (Note 2);
5)

Premium Finance Agreement dated November 11, 2024 with First Insurance Funding (Quote #70247523 – Policy year 9/6/2024 - 9/6/2025) – annual premium financing agreement relating to the Company’s general liability insurance policy; renews each September; and

6)

Premium Finance Agreement dated December 2, 2024 with First Insurance Funding (Quote #73637217 – Policy year 11/30/2024 - 11/30/2025) – annual premium financing agreement relating to the Company’s directors & officers liability insurance policy; renews each November.

48

SCHEDULE 11(p) — Company Locations

1)	15233 Ventura Blvd., Suite 400, Sherman Oaks, CA 91403;
2)	5805 Sepulveda Blvd., Suite 801, Sherman Oaks, CA 91411;
3)	The Sera Labs, Inc. c/o Jet Mail/Great Lakes Fulfillment, 41 Canal St., Lewiston, ME 04240;
4)	The Sera Labs, Inc. c/o Concept Matrix Solutions, Inc., 3481 Old Conejo Road, Suite 103, Newbury Park, CA 91320; and
5)	The Sera Labs, Inc. c/o KDC/One Socal Laboratories, LLC, 20501 Earlgate St., Walnut, CA 91789.

49

EXHIBIT D

AVENIR WELLNESS SOLUTIONS, INC.

SUMMARY OF TERMS AND CONDITIONS

The purpose of this non-binding letter (this “Term Sheet”) is to set forth the indicative terms pursuant to which, subject to certain conditions set forth herein,

_________ (the “Investor”) for itself or with other investors (collectively, the “Investors”) would purchase certain securities issued by Avenir Wellness Solutions, Inc. (“AVRW”) (the “Issuer”), and the Issuer would sell such securities to the Investors (the “Transaction”). The terms and conditions set forth herein are subject to change and this letter does not constitute an offer. The issuance and sale of such securities is subject to, among other things, completion of due diligence to the Investors’ satisfaction, the preparation of definitive documentation to effect the Transaction that is mutually satisfactory to each party and, in the case of the Investors, that the Investors shall have determined that subsequent to the date hereof and prior to the closing of the Transaction, there shall have been no material adverse developments relating to the business, assets, operations, properties, condition (financial or otherwise) or prospects of the Issuer and its subsidiaries, taken as a whole.

Issuer:	Avenir Wellness Solutions, Inc. (the “Issuer”).
Aggregate Principal Amount:	$1,500,000.
Interest Rate:	10% per annum.
Installment Amount:	Principal and accrued interest through Maturity Date payable in a lump sum at Maturity.
Prepayment:	Prepayment of the Notes is allowed without penalty.
Funding Date:	The date of the funding to the Issuer.
Maturity Date:	2 Years from the Funding Date.

50

Use of Proceeds:	The net proceeds received by the Issuer shall be used for growth and working capital purposes.
Conversion / Rollover Feature:	Notes may be converted into shares of common stock of the Company at a discount twenty percent (20%) to the next qualifying financing round or rolled over into such qualifying financing round.
Stock Kicker:	Shares of common stock will be issued to Investors in the amount of one share per $1.00 invested.
Registration Rights:	Piggyback registration rights granted to Investors.
Confidentiality:

The existence of this term sheet and the individual terms and conditions are of a confidential nature and shall not be disclosed to anyone, except to the Issuer, the Issuer’s equity holders, the Investors, and their respective legal or financial advisors.

Neither this Summary of Terms and Conditions nor any discussion or negotiation of the proposed Transaction constitutes an agreement or obligation on the part of any person to purchase securities of the Issuer or enter into any agreement to purchase securities of the Issuer. Any such agreement or obligation shall arise with respect to a particular Investor solely upon execution and delivery to the Issuer by such Investor of definitive documents acceptable to such Investor.

51

EXHIBIT E

Stipulation of Discontinuance

52

SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF NEW YORK: COMMERCIAL DIVISION

CURE PHARMACEUTICAL HOLDING CORP., Plaintiff, - against -	Index No. 653827/2022
IONIC VENTURES, LLC, Defendant.	STIPULATION OF DISCONTINUANCE

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned attorneys for all parties to this action, and whereas no party hereto is an infant or incompetent person for whom a committee has been appointed and no person not a party has an interest in the subject matter of this action, that the above-captioned action shall be, and the same hereby is, discontinued with prejudice, without costs to any party as against the other. This stipulation may be filed with the Clerk of the Court without further notice.

IT IS HEREBY FURTHER STIPULATED AND AGREED that a facsimile or digital image of this stipulation shall be considered and filed with the Court as an original.

Dated: December       , 2024

KELLEY DRYE & WARREN LLP		SICHENZIA ROSS FERENCE CARMEL LLP

By:	/s/ William S. Gyves	By:	/s/ Ross Carmel
	William S. Gyves 3 World Trade Center 175 Greenwich Street New York, New York 10007 Tel: (212) 808-7800 Fax: (212) 808-7897 wgyves@kelleydrye.com Attorneys for Defendant		Ross Carmel Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 Tel: (212) 930-9700 Fax: (212) 930-9725 rcarmel@srfc.law Attorneys for Plaintiff

53

EXHIBIT F

Joint Statement

54

Avenir Wellness Solutions Announces Global Settlement with

Ionic Ventures, Eliminating Convertible Debt

SHERMAN OAKS, CA / ACCESSWIRE / December [  ], 2024 / Avenir Wellness Solutions, Inc. ("Avenir" or the "Company") (OTCQB: AVRW), a proprietary broad platform technology beauty and wellness company, today announced that it has reached a global settlement with its current debt holder Ionic Ventures LLC (“Ionic”) to resolve all disputes between the parties.

In connection with the settlement, a portion of the outstanding convertible notes with an aggregate carrying value of $8.7 million as of September 30, 2024 will be converted into approximately 8.3 million shares of the Company’s common stock at a value of approximately $266 thousand, subject to a leak-out agreement. The remaining convertible notes will be extinguished in exchange for a new 10%/11% two-year note with a principal amount of $2.85 million to be issued to Ionic, inclusive of legal fees Ionic incurred in defending against the lawsuit filed by Avenir in the dispute. The new note will require payment equal to at least 50% of the net proceeds the Company receives if it completes a qualified financing, asset sale or M&A transaction up to the accreted amount of the note, but not later than the two-year anniversary of the issuance of the note. As a result of the extinguishment, the Company is expected to recognize a one-time gain of approximately $5.0 million during the fourth quarter of 2024.

The Company also has withdrawn its lawsuit filed against Ionic in the State of New York in connection with the convertible notes originally issued in 2020. As part of the settlement, Avenir acknowledged that Ionic at all times conducted itself in compliance with the 2020 transaction documents, and the settlement agreement reflects that Ionic admitted to no wrongful conduct in connection with the underlying transaction. For further information on the settlement, please refer to the recently filed Form 8-K.

“Despite building a plant-based wellness and beauty business with very high gross margins the last two full fiscal years, Avenir’s total market cap has been severely depressed with the value of the entire company recently totaling less than half of last year’s sales. After discussions with our financial advisors, Board of Directors and largest shareholders, we confirmed it is universally believed that the significant outstanding convertible debt is the primary reason why there is a disconnect between Company’s market value with its underlying business. Our shareholders were clear that our top priority should be elimination of the convertible debt and the settlement of litigation commenced against Ionic. As such, we have been in active negotiations with Ionic for the past few months and were able to come to terms that we believe are extremely beneficial to the Company and our shareholders,” commented Nancy Duitch, Chief Executive Officer of Avenir.

Duitch added, “We are thrilled with this transaction that, together with a bridge financing we are in the process of completing, significantly strengthens our balance sheet and eliminates the overhang our shareholders have cited as the significant obstacle preventing them from increasing their ownership of our stock.”

Brendan O’Neil, Ionic’s Manager, stated, “From the outset, we denied and we continue to strongly deny the allegations asserted against us in the underlying litigation. Given Avenir’s agreement to reimburse us for the attorneys’ fees we incurred in defending against those allegations, included in the new note, and its acknowledgement that Ionic complied in all material respects with the controlling agreements relating to the 2020 financing, we concluded that it made good business sense to bring the dispute to a close.”

55

Overall, Avenir Wellness Solutions has never been in a better position to capitalize on the high intrinsic value of our Nutri-Strip products as well as our unique and proprietary skin care formulations. With 17 patents under our control, the highly positive reviews Seratopical Revolution DNA Complex is receiving, and more new products in development, 2025 is setting up to be a growth year for the Company. We look forward to keeping our shareholders informed of our progress, developments and milestones as we move forward.

Company Management will be hosting an investor webcast/call to discuss the settlement agreement and provide an update on the Company on Monday, December 16, 2024 at 1:00pm PST / 4:00pm EST. Questions may be submitted prior to the webcast by emailing them to investor@avenirwellness.com. To participate in the webcast, please join us at:

https://us06web.zoom.us/j/83688826398?pwd=NzGBQ928B7m34yGgLPBPLI77BY4lGF.1

Meeting ID: 836 8882 6398

Passcode: 797030

One tap mobile

+16694449171,,83688826398#,,,,*797030# US

+13462487799,,83688826398#,,,,*797030# US (Houston)

About Avenir Wellness Solutions, Inc.

Avenir Wellness (OTCQB: AVRW) is a broad platform technology company that develops proprietary wellness, nutraceutical, and topical delivery systems. The technology, which is based on fifteen current patents, offers a number of unique immediate- and controlled-release delivery vehicles designed to improve product efficacy, safety, and consumer experience for a wide range of active ingredients. The Company will continue down the path of creating new technologies that is part of its incubator strategy in order to monetize its intellectual property by expanding its product lines utilizing the technology. And, as a vertically integrated platform company, Avenir also looks to partner with or license its IP technology to wellness companies worldwide. For more information visit: www.avenirwellness.com.

About The Sera Labs, Inc.

The Sera Labs, Inc. ("Sera Labs"), a wholly owned subsidiary of Avenir, is a trusted leader in the health, wellness, and beauty sectors with innovative products using cutting-edge technology. Sera Labs creates high-quality products that use science-backed, proprietary formulations. More than 25 products are sold under the brand names Seratopical™, Seratopical Revolution™, SeraLabs™, and Nutri-Strips™. Sera Labs sells its products at affordable prices, making them easily accessible on a global scale. Strategically positioned in the growth market categories beauty, health & wellness, Sera Labs products are sold direct-to-consumer (DTC) via online website orders, including opt-in subscriptions, and also sold online and in-store at major national drug, grocery chains, convenience stores, and mass retailers and on Amazon.com. For more information visit: www.seralabshealth.com and follow Sera Labs on Facebook and Instagram at @seratopical, as well as on X (Twitter) at @sera_ labs.

56

Forward Looking Statement

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the future growth and success of our organization. We have attempted to identify forward-looking statements by using words such as "anticipate," "believe," "could," "estimate," "expected," "intend," "may," "plan," "predict," "project," "should," "will," or "would," and similar expressions or the negative of these expressions.

Forward-looking statements represent our management's current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by applicable law, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

Contacts:

Investor Relations

Hanover International Inc.

E: investor@avenirwellness.com

T: (760) 564-7400

57